EXHIBIT 3(b)


                CROWN CENTRAL PETROLEUM CORPORATION




                              BYLAWS




                       Adopted March 7, 2001


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                         Table of Contents
                         -----------------


ARTICLE I STOCKHOLDERS                                              1
     SECTION 1.1  Annual Meeting.                                   1
     SECTION 1.2  Special Meeting.                                  1
     SECTION 1.3  Place of Meetings.                                1
     SECTION 1.4  Notice of Meetings; Waiver of Notice.             1
     SECTION 1.5  Quorum; Voting.                                   1
     SECTION 1.6  Adjournments.                                     2
     SECTION 1.7  Proxies.                                          2
     SECTION 1.8  Conduct and Business of Voting.                   2
     SECTION 1.9  Informal Action by Stockholders.                  2
     SECTION 1.10 Meeting by Conference Telephone.                  2

ARTICLE II STOCK                                                    2
     SECTION 2.1  Certificates for Stock.                           2
     SECTION 2.2  Transfers.                                        2
     SECTION 2.3  Record Dates or Closing of Transfer Books.        3
     SECTION 2.4  Stock Ledger.                                     3
     SECTION 2.5  Lost Stock Certificates.                          3

ARTICLE III BOARD OF DIRECTORS                                      3
     SECTION 3.1  Function of Directors.                            3
     SECTION 3.2  Number of Directors.                              3
     SECTION 3.3  Election and Tenure of Directors.                 4
     SECTION 3.4  Removal of Director.                              4
     SECTION 3.5  Vacancy on Board of Directors.                    4
     SECTION 3.6  Regular Meetings.                                 4
     SECTION 3.7  Special Meetings.                                 4
     SECTION 3.8  Notice of Meeting.                                4
     SECTION 3.9  Quorum; Action by Directors.                      5
     SECTION 3.10 Meeting by Conference Telephone.                  5
     SECTION 3.11 Compensation.                                     5

ARTICLE IV COMMITTEES                                               5
     SECTION 4.1  Committees.                                       5
     SECTION 4.2  Executive Committee.                              6
     SECTION 4.3  Committee Procedure.                              6

ARTICLE V OFFICERS                                                  6
     SECTION 5.1  Officers.                                         6
     SECTION 5.2  Chairman of the Board.                            6
     SECTION 5.3  President.                                        6

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     SECTION 5.4  Vice-Presidents.                                  7
     SECTION 5.5  Secretary.                                        7
     SECTION 5.6  Treasurer.                                        7
     SECTION 5.7  Controller.                                       7
     SECTION 5.8  Assistant and Subordinate Officers.               8
     SECTION 5.9  Election, Tenure, and Removal of Officers.        8
     SECTION 5.10 Compensation.                                     8

ARTICLE VI FINANCE                                                  8
     SECTION 6.1  Checks, Drafts, etc.                              8
     SECTION 6.2  Annual Statement of Affairs.                      8
     SECTION 6.3  Fiscal Year.                                      8
     SECTION 6.4  Dividends.                                        9

ARTICLE VII INDEMNIFICATION                                         9
     SECTION 7.1  Indemnity                                         9
     SECTION 7.2  Advancement of Expenses                           9
     SECTION 7.3  Services in Other Capacities                     10
     SECTION 7.4  Rights not Exclusive                             10

ARTICLE VIII SUNDRY PROVISIONS                                     10
     SECTION 8.1  Books and Records.                               10
     SECTION 8.2  Corporate Seal.                                  10
     SECTION 8.3  Bonds.                                           10
     SECTION 8.4  Voting upon Stock in Other Corporations.         10
     SECTION 8.5  Mail.                                            11
     SECTION 8.6  Execution of Documents.                          11
     SECTION 8.7  Exemption from Control Share Acquisition Statute 11
     SECTION 8.8  Amendments...................................... 11


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                 CROWN CENTRAL PETROLEUM CORPORATION
                              BYLAWS


                            ARTICLE I
                           STOCKHOLDERS
                           ------------


     SECTION 1.1 ANNUAL MEETING. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers at such time and on a business day during the thirty (30) day period commencing on the fourth Thursday of April in each year as shall be set by the Board of Directors. Except as the Maryland General Corporation Law (the "Statute") or Charter provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.


     SECTION 1.2 SPECIAL MEETING At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board, the President or by the Board of Directors or on the written request (addressed to the Secretary of the Corporation) of stockholders entitled to cast at least 25 percent of all of the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it.


     SECTION 1.3 PLACE OF MEETINGS. Unless the Charter provides otherwise, meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors.


     SECTION 1.4 NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than 10 nor more than 90 days before each meeting of stockholders, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder, if any, entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by the Statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of the meetings of stockholders, or is present at the meeting in person or by proxy.

     SECTION 1.5 QUORUM; VOTING. Except as the Statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all of the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all of the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

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     SECTION  1.6  ADJOURNMENTS.  Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.


     SECTION 1.7 PROXIES. At any meeting stockholders may vote either in person or by proxy. Such proxy shall be in writing and dated, but no proxy which is dated more than three (3) months before the meeting at which it is offered shall be accepted unless such proxy shall, on its face, name a longer period for which it is to remain in force.


     SECTION 1.8 CONDUCT AND BUSINESS OF VOTING. At all meetings of stockholders the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes, and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter, or law, shall be decided or determined by the chairman of the meeting.


     SECTION 1.9 INFORMAL ACTION BY STOCKHOLDERS Except as provided below, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of meetings of stockholders: (i) an unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter, and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.


     SECTION 1.10 MEETING BY CONFERENCE TELEPHONE. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.



                          ARTICLE II
                            STOCK
                          ----------


     SECTION 2.1 CERTIFICATES FOR STOCK. Each stockholder is entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the

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actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.


     SECTION 2.2 TRANSFERS. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates of stock.


     SECTION 2.3 RECORD DATES OR CLOSING OF TRANSFER BOOKS. The Board of Directors may, and shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to request a special meeting of stockholders, notice of a meeting of stockholders, vote at a meeting of stockholders, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.


     SECTION 2.4 STOCK LEDGER. The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class that the stockholder holds. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office in the State of Maryland or the principal executive offices of the Corporation.


     SECTION 2.5 LOST STOCK CERTIFICATES. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed.



                            ARTICLE III
                        BOARD OF DIRECTORS
                        ------------------


     SECTION 3.1 FUNCTION OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by the Statute or by the Charter or the Bylaws.


     SECTION 3.2 NUMBER OF DIRECTORS. The Board of Directors shall consist of eight (8) persons, which number from time to time may be increased to not greater than twenty or decreased to not less than three by vote of a majority of the entire Board of Directors.

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     SECTION 3.3  ELECTION AND TENURE OF DIRECTORS.  At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.


     SECTION 3.4 REMOVAL OF DIRECTOR. Except as the Statute or the Charter provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all of the votes entitled to be cast generally for the election of directors.


     SECTION 3.5 VACANCY ON BOARD OF DIRECTORS. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.


     SECTION 3.6 REGULAR MEETINGS. Any regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.


     SECTION 3.7  SPECIAL MEETINGS.   Special meetings of the Board of
Directors may be called at any time by the Chairman of the Board, the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.


     SECTION 3.8 NOTICE OF MEETING. The Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission, hand or courier delivery, or by electronic mail to any electronic mail address of the director or by any other electronic means, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends the meeting, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives notice of the meeting. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.


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     SECTION 3.9  QUORUM; ACTION BY DIRECTORS.  A majority of the entire
Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Except as the Statute or the Charter or the Bylaws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors.


     SECTION 3.10 MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.


     SECTION 3.11  COMPENSATION

          (a) By resolution of the Board of Directors, all directors, other than salaried officers of the Corporation or a subsidiary of the Corporation, may be allowed a fixed sum and expenses of attendance, if any, for attendance at each meeting of the Board and in addition may be allowed for their services as directors such annual or other compensation as may be fixed by resolution of the Board from time to time. The preceding provisions shall not be construed to preclude any director, including any director who is a salaried officer, from serving the Corporation in any other capacity, including service as a member of a standing or special committee, and receiving compensation therefor, or to preclude reimbursement of salaried officers who are directors for expenses of attendance at meetings of the Board.

          (b) For their services as members of special and standing committees, directors may be allowed such annual or other compensation as may be fixed by resolution of the Board of Directors from time to time.


                            ARTICLE IV
                            COMMITTEES
                            ----------


     SECTION 4.1 COMMITTEES. The Board of Directors shall appoint from among its members an Executive Committee, and may appoint from among its members an Audit Committee, an Executive Compensation and Bonus Committee, a Nominating Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to


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classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.


     SECTION 4.2 EXECUTIVE COMMITTEE. The Executive Committee shall consist of three or more Directors designated by resolution passed by a majority of the whole Board. The Executive Committee may meet at stated times, or on notice to all by any of their own number. During the intervals between meetings of the Board, such committee shall advise with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. To such Committee may be delegated any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board is not in session, excepting such powers as the Board of Directors under the Statute may not delegate


     SECTION 4.3 COMMITTEE PROCEDURE. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 3.10.



                              ARTICLE V
                              OFFICERS
                              ---------


     SECTION 5.1 OFFICERS. The Corporation shall have a Chairman of the Board of Directors, who shall not be an executive officer of the Corporation, and shall have a President, a Secretary, and a Treasurer. It may also have one or more Vice-Presidents (including but not limited to one or more Executive, Group and Senior Vice-Presidents), one or more Assistant Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as the Board of Directors shall deem necessary. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice-President of the Corporation.


     SECTION 5.2 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors, the Executive
Committee of the Board of Directors and of the stockholders at which he or she shall be present.


     SECTION 5.3 PRESIDENT The President shall be the chief executive officer of the Corporation and perform the duties customarily performed by chief executive officers. He or she may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he or she shall perform such other duties customarily


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performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.


     SECTION 5.4 VICE-PRESIDENTS. The Vice-President or Vice-Presidents, at the request of the President or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles, if any, as are from time to time assigned to them by the Board of Directors or the President.


     SECTION 5.5 SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.


     SECTION 5.6 TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts, and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.


     SECTION 5.7 CONTROLLER. The Controller shall be the chief accounting officer of the Corporation. The Controller shall see that adequate and correct records of all assets, liabilities and transactions of the Corporation and its subsidiaries are maintained; that efficient procedures and systems are installed and followed; that adequate audits are currently and regularly made; and, in conjunction with other officers, that measures and procedures are initiated and followed whereby the business of the Corporation and its subsidiaries shall be conducted with maximum efficiency and economy. The Controller shall perform such other duties as may be assigned to him or her from time to time by the Chairman of the Board, the President, the Chief Financial Officer (should such an office have been created) or the Board of Directors.


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     SECTION 5.8  ASSISTANT AND SUBORDINATE OFFICERS.   The assistant
and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors or the President.


     SECTION 5.9 ELECTION, TENURE, AND REMOVAL OF OFFICERS. The Board of Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee, or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, at the pleasure of the Board of Directors. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term.


     SECTION 5.10 COMPENSATION. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation, and remuneration of such assistant and subordinate officers.



                          ARTICLE VI
                           FINANCE
                          ----------


     SECTION 6.1 CHECKS, DRAFTS, ETC. All checks, drafts, and orders for the payment of money, notes, and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President, an Assistant Vice-President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary.


     SECTION 6.2 ANNUAL STATEMENT OF AFFAIRS. The President or such other officer or officers of the Corporation as he or she may direct, shall annually prepare a full and true statement of the affairs of the Corporation, which shall be submitted at the annual meeting of the stockholders and filed within 20 days thereafter at the principal office of the Corporation.


     SECTION 6.3 FISCAL YEAR. The fiscal year of the Corporation shall be the 12 calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.


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     SECTION 6.4  DIVIDENDS.  If declared by the Board of Directors, the
Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.



                        ARTICLE VII
                      INDEMNIFICATION
                      ---------------


     SECTION 7.1 INDEMNITY. Each person who is now, or who shall hereafter become, a director, officer, employee or agent of the Corporation, whether or not serving in one or more of such capacities at the time indemnification is sought or paid, and who is made a party defendant to any proceeding by reason of service in any one or more of such capacities shall be indemnified in the manner and to the maximum extent authorized by law against judgments, penalties, fines, settlements (approved by the Corporation) and reasonable expenses actually incurred in connection with such proceeding unless it is proved that the act or omission of such person was material to the cause of action adjudicated in the proceeding or, in the case of a settlement, to be adjudicated in the proceeding, and that (a) such act or omission (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe the act or omission was unlawful. Such indemnification shall not be made unless authorized for a specific proceeding after a determination in accordance with Maryland law that the director, officer, employee or agent has met the standard of conduct set forth in this section. Additionally, any such person who was not a director or officer of the Corporation at the time of the commission of the act or the omission to act which is a subject of such proceeding may be indemnified to such further extent, if any, consistent with law, as may be provided in any contract between the Corporation and such person and may be indemnified, but shall not be entitled to be indemnified, to such further extent, if any, consistent with law, as may be authorized, prospectively or retroactively, by the Board of Directors, the Chairman of the Board, the President or any other officer to whom such authority is delegated by the Board of Directors, the Chairman of the Board or the President.


     SECTION 7.2 ADVANCEMENT OF EXPENSES. Payment or reimbursement in advance of the final disposition of any proceeding described in Section
7.1 of reasonable expenses incurred by any such person in defending such proceeding may be authorized by the Board of Directors or in the case of any such person who is not a director, by the Chairman of the Board, the President or any other officer to whom such authority is delegated by the Board of Directors, the Chairman of the Board or the President; provided, however, that the Corporation shall have received:

          (a) a written affirmation by such person of such person's good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized by law has been met; and

          (b) a written undertaking by or on behalf of such person to repay all amounts so paid or reimbursed if it shall ultimately be determined that such standard of conduct has not been met.

Nothing contained in this Section 7.2 shall be construed to require the Corporation to pay or reimburse any expenses incurred by any such person prior to the ultimate disposition of such proceeding or to


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require the Corporation to pay or reimburse subsequent to the ultimate disposition of such proceeding any expenses incurred by any such person, except as provided in Section 7.1.


     SECTION 7.3 SERVICES IN OTHER CAPACITIES. Service in the capacity of a director, officer, employee or agent of the Corporation shall include service at the request of the Corporation as a director, officer, partner, trustee, fiduciary, employee or agent of any other corporation or of any partnership, joint venture, trust, other enter-prise, or employee benefit plan. Any approval of any settlement may be made by the Board of Directors or, in the case of a settlement by any such person who is not a director, by the Chairman of the Board, the President or any other officer to whom such authority is delegated by the Board of Directors, the Chairman of the Board or the President. Except where reimbursement of expenses is ordered by a court, all determinations as to the reasonableness of any expenses shall be made by the persons authorizing reimbursement or payment thereof.


     SECTION 7.4 RIGHTS NOT EXCLUSIVE. The preceding rights to indemnification shall not be exclusive of and shall be in addition to any other rights to which such person would be entitled as a matter of law in the absence of the preceding provisions.



                        ARTICLE VIII
                      SUNDRY PROVISIONS
                      -----------------


     SECTION 8.1 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.


     SECTION 8.2 CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.


     SECTION 8.3 BONDS. The Board of Directors may require any officer, agent, or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.


     SECTION 8.4 VOTING UPON STOCK IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint


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



some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.


     SECTION 8.5 MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.


     SECTION 8.6 EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.


     SECTION 8.7 EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. Inasmuch as the Corporation is wholly owned by (a) the lineal descendants of Ruth Blaustein Rosenberg, (b) their respective spouses or children, including stepchildren and adopted children, (c) any trust for the benefit of any of the foregoing individuals, (d) any fiduciary acting for the benefit of any of the foregoing individuals in the event of their incompetence or acting for their estate in the event of their death, and/or (e) any corporation, partnership or unincorporated association or other entity or affiliate controlled by any of the foregoing individuals, trusts or fiduciaries (each a "Rosenberg Stockholder"), the provisions of Sections 3-701 to 3-709 of the Maryland General Corporation Law shall not apply to any share of the capital stock of the Corporation. Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.


     SECTION 8.8 AMENDMENTS. Any and all provisions of these Bylaws may be altered or repealed and new bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new bylaws, or to amend, alter, or repeal any of these Bylaws of the Corporation.



          * * * * * * * * * * * * * * * * * * * * * * * * *



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